Exhibit 10.1

March 4, 2019
Pattern Gulf Wind Holdings LLC
c/o Pattern Energy Group Inc.
1088 Sansome Street
San Francisco, CA 94111

Re:	Memorandum of Understanding dated as of August 16, 2018 between Pattern Gulf Wind Holdings LLC (“PGWH”) and Pattern Western Development LLC (“PWD”) (“MOU”) - PWD Units Election

To Whom it May Concern:

PWD hereby elects to sell ten (10) 2016 Turbines (as defined in the MOU) to PGWH or its designee. PWD is willing to make this PWD Units Election well in advance of the original August 30, 2019 deadline in the MOU in consideration of a fee of $1,000,000 to compensate PWD for the loss of option value represented by the time between that original deadline and today’s date (“Lost Option Value Fee”). By its signature below, PGWH hereby agrees to pay or cause its designated affiliate to pay the Lost Option Value Fee to PWD or its designated affiliate, which fee may be netted against amounts otherwise due from PWD and its affiliates to PGWH and its affiliates under the MOU.

We look forward to working together to conclude the Definitive Agreement as contemplated in the MOU.

Sincerely,

Pattern Western Development LLC

/s/ Amy Smolen
By: Amy Smolen
Its: Vice President
Acknowledged and Agreed:

Pattern Gulf Wind Holdings LLC

/s/ Amy Smolen
By: Amy Smolen
Its: Authorized Signatory